Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS
FIRST QUARTER 2013 RESULTS

LAKE ZURICH, ILLINOIS, April 26, 2013 - ACCO Brands Corporation (NYSE: ACCO), a world leader in branded office products, today reported its first quarter results for the period ended March 31, 2013.

“Despite the tough environment I'm pleased with the progress our team made to drive cost synergies and productivity savings, as well as operating cash flow," said ACCO Brands President and Chief Executive Officer Boris Elisman. "We are well-positioned for our largest selling season and have initiated additional productivity improvements to ensure that we deliver our full-year earnings targets.”

First Quarter Results

Net sales increased 22% to $352.0 million, compared to $288.9 million in the prior-year quarter, due to the merger with MeadWestvaco's Consumer & Office Products business (“Mead C&OP”). Loss from continuing operations was $8.9 million, or $0.08 per share, compared to a loss of $17.3 million, or $0.31 per share, in the prior-year quarter. Adjusted loss from continuing operations was $7.9 million, or $0.07 per share, excluding $11.4 million of pre-tax charges primarily for restructuring and IT integration costs and using a normalized tax rate of 35%. This compared to an adjusted loss of $3.0 million, or $0.05 per share, excluding $9.1 million of pre-tax charges primarily for restructuring and transaction-related costs and using a normalized tax rate of 30%, in the prior-year quarter.

On a pro forma basis, including the results of Mead C&OP in both periods, sales decreased 11%. Of this decline, volume/mix accounted for 10% and the negative impact of foreign currency accounted for 1.5%. Adjusted loss from continuing operations was $7.9 million, or $0.07 per share, excluding charges and using a normalized tax rate of 35%. The adjusted loss includes $2.8 million of one-time pre-tax costs related to the closure of the Day-Timers facility and the relocation of the corporate headquarters. Adjusted pro forma loss from continuing operations in the prior-year quarter was $2.8 million, or $0.02 per share, excluding restructuring charges and Mead C&OP former parent company corporate allocations and using a normalized tax rate of 30%. The prior-year quarter operating income benefited from $6.0 million of one-time accounting policy and timing differences. Excluding the one-time items of $2.8 million and $6.0 million in 2013 and 2012, respectively, the decline in adjusted pro forma income from continuing operations would have been more modest as cost reductions helped to offset the impact of sales deleveraging.

Business Segment Highlights
ACCO Brands North America

ACCO Brands North America net sales increased 38% to $189.0 million, from $136.7 million in the prior-year quarter, due to the merger with Mead C&OP. Reported segment operating income was a loss of $8.2 million compared to an operating loss of $3.5 million in the prior-year quarter. The decline was largely due to the previously noted one-time items in 2013 and a $2.1 million increase in restructuring and IT integration charges versus the prior-year period.

On a pro forma basis, including the results of Mead C&OP in both periods, net sales decreased 12% to $189.0 million from $215.5 million in the comparable prior-year quarter. The decline was driven by lower volume/mix of 13%, mainly due to general softness in demand in the U.S., the exit of certain unprofitable contracts and reduced customer inventory levels.

Adjusted operating income was a loss of $2.5 million in the current quarter, compared to adjusted pro forma operating income of $1.7 million in the prior-year quarter, and adjusted operating margin decreased to (1.3)% from an adjusted pro forma operating margin of 0.8%. These results exclude $5.7 million of restructuring and integration charges in the current year and $3.8 million of restructuring charges in the prior year. The decrease in profit and margin was due to the previously noted one-time items of $2.8 million and $6.0 million in 2013 and 2012, respectively. Excluding these items, underlying operating income and margin would have improved due to cost synergies and productivity improvements, which offset sales deleveraging.

ACCO Brands International

ACCO Brands International net sales increased 14% to $126.2 million from $110.6 million in the prior-year quarter due to the merger with Mead C&OP. Operating income decreased to $4.0 million from $8.2 million in the prior-year quarter primarily due to restructuring charges and lower sales in Europe.

On a pro forma basis, including the results of Mead C&OP in both periods, net sales decreased 10% to $126.2 million from $140.1 million in the prior year. Of this decline, volume/mix accounted for 6% and negative foreign exchange accounted for 4%. Lower volume was primarily driven by weak demand in Europe, partially offset by growth in Brazil.

Adjusted operating income was $8.6 million, compared to adjusted pro forma operating income of $10.2 million in the prior-year quarter, and excludes restructuring charges of $4.6 million. Adjusted operating margin decreased to 6.8% from adjusted pro forma operating margin of 7.3%. The decline in profit and margin was driven by the revenue declines in Europe.

Computer Products Group

Computer Products net sales decreased 12% to $36.8 million, from $41.6 million in the prior-year quarter. Volume/mix decreased 8% due to soft demand for PC accessories. Pricing unfavorably impacted sales by 4%; included in pricing was the loss of $0.9 million of royalties. Adjusted operating income was $3.4 million, compared to $7.5 million in the prior-year quarter, and operating margin decreased to 9.2% from 18.0%. The decline in operating income and margin was primarily due to lower sales and adverse product mix, principally lower sales of high margin computer security products.

Business Outlook

The company continues to expect pro forma 2013 adjusted earnings per share growth of 16% to 28%, resulting in a range of $0.95 to $1.05, and free cash flow of approximately $150 million. The earnings improvement will be driven by the realization of $20 million of cost synergies and $20 million to $25 million of productivity improvements, more than previously forecast. The company expects pro forma sales to be roughly even with the prior year.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company's results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis in this earnings release, we provide investors with certain non-GAAP measures, including “adjusted,” “adjusted pro forma,” and “adjusted supplemental EBITDA” financial measures. See our Reconciliation of Adjusted Results, Reconciliation of Adjusted Reported and Pro Forma Results, Reconciliation of Pro Forma Operating Income to Adjusted Supplemental EBITDA from Continuing Operations and Pro Forma Supplemental Business Segment Information and Reconciliation for a description of each of these non-GAAP financial measures and a reconciliation to the comparable GAAP financial measure for each of the periods presented herein. We believe these non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operational results and trends. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest suppliers of branded office and consumer products and print finishing solutions. Our widely recognized brands include AT-A-GLANCE®, Day-Timer®, Five Star®, GBC®, Hilroy®, Kensington®, Marbig, Mead®, NOBO, Quartet®, Rexel, Swingline®, Tilibra®, Wilson Jones® and many others. We design, market and sell products in more than 100 countries around the world. More information about ACCO Brands can be found at www.accobrands.com.

Forward-Looking Statements
This press release contains statements which may be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and we undertake no obligation to update them. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company's securities.
Among the factors that could affect our results or cause our plans, actions and results to differ materially from current expectations are: the concentration of our business with a relatively limited number of customers, and the impact of a loss or bankruptcy of a major customer or a substantial reduction in orders from a major customer; the further consolidation of the office products industry and further consolidation of our customers; decisions made by our large and sophisticated customers, including decisions to expand the sourcing of their own private label products; decisions by our competitors, including taking advantage of low entry barriers to expand their introduction and production of competing products; decisions made by end-users of our products, such as whether to purchase substitute or alternative products, including electronic versions of our time management and planning products; commercial and consumer spending decisions during periods of economic uncertainty; the continued integration of Mead C&OP with our business, operations and culture, and the ability to realize cost synergies, growth opportunities and other potential benefits of the merger within the time frame currently contemplated; our ability to successfully expand our business in developing and emerging markets; litigation or legal proceedings other than claims, lawsuits and actions incidental to our business; the risks associated with outsourcing production of certain of our products to suppliers in China and other Asia-Pacific countries; the development, introduction and acceptance of new products in the office and school products markets, and the decline in the use of paper-based dated time management and productivity tools; material disruptions at one of our or our suppliers' major manufacturing or distribution facilities; material failure, inadequacy or interruption of our information technology systems; the risks associated with seasonality; foreign currency and interest rate fluctuations; our ability to secure, protect and maintain rights to intellectual property; retention of key employees; risks associated with our substantial indebtedness; and other risks and uncertainties described under “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, and in other reports we file with the SEC.

For further information:

Rich Nelson            Jennifer Rice
Media Relations        Investor Relations
(847) 796-4059        (847) 796-4320

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	March 31, 2013	December 31, 2012
(in millions of dollars)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$102.1	$50.0
Accounts receivable, net	307.2	498.7
Inventories	288.1	265.5
Deferred income taxes	27.7	31.1
Other current assets	50.8	29.0
Total current assets	775.9	874.3
Total property, plant and equipment	592.2	591.4
Less accumulated depreciation	(322.4)	(317.8)
Property, plant and equipment, net	269.8	273.6
Deferred income taxes	42.4	36.4
Goodwill	590.6	589.4
Identifiable intangibles, net	639.9	646.6
Other assets	82.3	87.4
Total assets	$2,400.9	$2,507.7
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable to banks	$0.6	$1.2
Current portion of long-term debt	0.1	0.1
Accounts payable	148.0	152.4
Accrued compensation	26.6	38.0
Accrued customer program liabilities	83.2	119.0
Accrued interest	15.5	6.3
Other current liabilities	84.1	112.4
Total current liabilities	358.1	429.4
Long-term debt	1,050.3	1,070.8
Deferred income taxes	167.4	165.0
Pension and post-retirement benefit obligations	110.6	119.8
Other non-current liabilities	81.4	83.5
Total liabilities	1,767.8	1,868.5
Stockholders' equity:
Common stock	1.1	1.1
Treasury stock	(3.4)	(2.5)
Paid-in capital	2,020.8	2,018.5
Accumulated other comprehensive loss	(154.6)	(156.1)
Accumulated deficit	(1,230.8)	(1,221.8)
Total stockholders' equity	633.1	639.2
Total liabilities and stockholders' equity	$2,400.9	$2,507.7

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(in millions of dollars)	2013	2012
Operating activities
Net loss	$(9.0)	$(17.4)
Loss on disposal of assets	0.1	0.1
Release of tax valuation allowance	(7.0)	—
Depreciation	9.9	6.1
Amortization of debt issuance costs and bond discount	1.9	1.5
Amortization of intangibles	6.6	1.5
Stock-based compensation	2.3	1.7
Changes in balance sheet items:
Accounts receivable	188.8	39.6
Inventories	(24.6)	(3.8)
Other assets	(10.4)	(9.7)
Accounts payable	(1.2)	(30.8)
Accrued expenses and other liabilities	(50.9)	(40.2)
Accrued income taxes	(24.3)	(3.1)
Equity in earnings of joint ventures, net of dividends received	3.5	9.5
Net cash provided (used) by operating activities	85.7	(45.0)
Investing activities
Additions to property, plant and equipment	(7.3)	(2.0)
Payments from the sale of discontinued operations	(1.3)	(0.1)
Net cash used by investing activities	(8.6)	(2.1)
Financing activities
Repayments of long-term debt	(20.0)	(0.1)
Repayments of short-term debt, net	(0.7)	—
Payments for debt issuance costs	—	(0.9)
Net payments from exercise of stock options	(0.9)	(0.4)
Net cash used by financing activities	(21.6)	(1.4)
Effect of foreign exchange rate changes on cash	(3.4)	1.5
Net increase (decrease) in cash and cash equivalents	52.1	(47.0)
Cash and cash equivalents
Beginning of period	50.0	121.2
End of period	$102.1	$74.2

ACCO Brands Corporation
Consolidated Statements of Operations and Reconciliation of Adjusted Results (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended March 31, 2013				Three Months Ended March 31, 2012
		Adjusted				Adjusted			% Change	% Change
	Reported	Items (A)		Adjusted	Reported	Items (A)		Adjusted	Reported	Adjusted
Net sales	$352.0	$—		$352.0	$288.9	$—		$288.9	22%	22%
Cost of products sold	255.3	—		255.3	209.1	—		209.1	22%	22%
Gross profit	96.7	—		96.7	79.8	—		79.8	21%	21%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	89.6	(1.2)	(A.1)	88.4	68.2	(1.8)	(A.1)	66.4	31%	33%
Amortization of intangibles	6.6	—		6.6	1.5	—		1.5	340%	340%
Restructuring charges	9.7	(9.7)	(A.2)	—	6.1	(6.1)	(A.2)	—	59%	NM
Total operating costs and expenses	105.9	(10.9)		95.0	75.8	(7.9)		67.9	40%	40%

Operating income (loss)	(9.2)	10.9		1.7	4.0	7.9		11.9	NM	(86)%

Non-operating expense (income):
Interest expense, net	15.7	(0.5)	(A.3)	15.2	19.1	(1.2)	(A.3)	17.9	(18)%	(15)%
Equity in earnings of joint ventures	(1.3)	—		(1.3)	(1.5)	—		(1.5)	(13)%	(13)%
Other income, net	(0.1)	—		(0.1)	(0.2)	—		(0.2)	(50)%	(50)%

Loss from continuing operations before income tax	(23.5)	11.4		(12.1)	(13.4)	9.1		(4.3)	(75)%	NM
Income tax expense (benefit)	(14.6)	10.4	(A.4)	(4.2)	3.9	(5.2)	(A.4)	(1.3)	NM	NM
Loss from continuing operations	(8.9)	1.0		(7.9)	(17.3)	14.3		(3.0)	49%	NM
Loss from discontinued operations, net of income taxes	(0.1)	—		(0.1)	(0.1)	—		(0.1)	—%	—%
Net loss	$(9.0)	$1.0		$(8.0)	$(17.4)	$14.3		$(3.1)	48%	NM

Per share:
Basic loss per share:
Loss from continuing operations	$(0.08)			$(0.07)	$(0.31)			$(0.05)	74%	(40)%
Loss from discontinued operations	—			—	—			—	NM	NM
Basic loss per share	$(0.08)			$(0.07)	$(0.31)			$(0.06)	74%	(17)%

Diluted loss per share:
Loss from continuing operations	$(0.08)			$(0.07)	$(0.31)			$(0.05)	74%	(40)%
Loss from discontinued operations	—			—	$—			—	NM	NM
Diluted loss per share	$(0.08)			$(0.07)	$(0.31)			$(0.06)	74%	(17)%

Weighted average number of shares outstanding:
Basic	113.3			113.3	55.5			55.5
Diluted	113.3			113.3	55.5			55.5

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended March 31, 2013		Three Months Ended March 31, 2012
	Reported	Adjusted	Reported	Adjusted
Gross profit (Net sales, less Cost of products sold)	27.5%		27.6%
Advertising, selling, general and administrative	25.5%	25.1%	23.6%	23.0%
Operating income (loss)	(2.6)%	0.5%	1.4%	4.1%
Loss from continuing operations before income tax	(6.7)%	(3.4)%	(4.6)%	(1.5)%
Net loss	(2.6)%	(2.3)%	(6.0)%	(1.1)%
Income tax rate	62.1%	35.0%	(29.1)%	30.0%

Notes for Consolidated Statements of Operations and Reconciliation of Adjusted Results

A.
“Adjusted” results exclude all unusual tax items, restructuring charges and transaction-related integration expenses associated with the acquisition of Mead C&OP in order to provide a comparison of underlying results of operations.

1.	Represents the adjustment related to transaction and integration costs.

2.	Represents restructuring costs.

3.
Represents the adjustment related to accelerated debt origination amortization costs resulting from bank debt repayments in the current year quarter. In the prior-year quarter the adjustment is related to expenses for the committed financing required for the Merger.

4.
The company had incurred significant operating losses in several jurisdictions in prior periods. In accordance with GAAP, tax valuation allowances had been recorded on certain of the company's deferred tax assets. As a result, the operating results in these locations have recorded no tax benefit or expense, which results in a high effective tax rate for the prior-year period. Assuming all the locations become profitable in the future and valuation allowances were reversed, the Company's effective tax rate would approximate 30% in 2012 and 35% in 2013. This estimated long-term rate will be subject to variations from the mix of earnings in the Company's operating jurisdictions.

ACCO Brands Corporation
Reported and Pro Forma Consolidated Statements of Continuing Operations and Reconciliation of Adjusted Reported and Pro Forma Results (Unaudited)
(In millions of dollars, except per share data)

					Pro Forma
	Three Months Ended March 31, 2013				Three Months Ended March 31, 2012
		Adjusted				Adjusted			% Change
	Reported	Items (B)		Adjusted	Pro Forma (A)	Items (B)		Adjusted	Adjusted
Net sales	$352.0	$—		$352.0	$397.2	$—		$397.2	(11)%
Cost of products sold	255.3	—		255.3	284.7	—		284.7	(10)%
Gross profit	96.7	—		96.7	112.5	—		112.5	(14)%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	89.6	(1.2)	(B.1)	88.4	98.2	(4.7)	(B.1)	93.5	(5)%
Amortization of intangibles	6.6	—		6.6	6.5	—		6.5	2%
Restructuring charges	9.7	(9.7)	(B.2)	—	6.6	(6.6)	(B.2)	—	NM
Total operating costs and expenses	105.9	(10.9)		95.0	111.3	(11.3)		100.0	(5)%

Operating income (loss)	(9.2)	10.9		1.7	1.2	11.3		12.5	(86)%

Non-operating expense (income):
Interest expense, net	15.7	(0.5)	(B.3)	15.2	20.6	(2.4)	(B.3)	18.2	(16)%
Equity in earnings of joint ventures	(1.3)	—		(1.3)	(1.5)	—		(1.5)	(13)%
Other income, net	(0.1)	—		(0.1)	(0.2)	—		(0.2)	(50)%

Loss from continuing operations before income tax	(23.5)	11.4		(12.1)	(17.7)	13.7		(4.0)	NM
Income tax expense (benefit)	(14.6)	10.4	(B.4)	(4.2)	(0.4)	(0.8)	(B.4)	(1.2)	NM
Loss from continuing operations	$(8.9)	$1.0		$(7.9)	$(17.3)	$14.5		$(2.8)	NM

Per share:
Basic loss per share:
Loss from continuing operations	$(0.08)			$(0.07)	$(0.15)			$(0.02)	NM

Diluted loss per share:
Loss from continuing operations	$(0.08)			$(0.07)	$(0.15)			$(0.02)	NM

Weighted average number of shares outstanding:
Basic	113.3			113.3	112.1			112.1
Diluted	113.3			113.3	112.1			112.1

Statistics (as a % of Net sales, except Income tax rate)			Pro Forma
	Three Months Ended March 31, 2013		Three Months Ended March 31, 2012
	Reported	Adjusted	Pro Forma	Adjusted
Gross profit (Net sales, less Cost of products sold)	27.5%		28.3%
Advertising, selling, general and administrative	25.5%	25.1%	24.7%	23.5%
Operating income (loss)	(2.6)%	0.5%	0.3%	3.1%
Loss from continuing operations before income tax	(6.7)%	(3.4)%	(4.5)%	(1.0)%
Income tax rate	62.1%	35.0%	2.3%	30.0%

Reconciliation of Pro Forma Operating Income to Adjusted Supplemental EBITDA from Continuing Operations
(Unaudited)
(In millions of dollars)

“Adjusted Supplemental EBITDA” represents adjusted pro forma operating income after adding back depreciation, amortization of intangibles, stock-based compensation expense, and joint venture income. The following table sets forth a reconciliation of reported operating income in accordance with GAAP to Adjusted Supplemental EBITDA.

	Three Months Ended March 31,
	Reported	Pro Forma
	2013	2012	% Change
Reported operating income (loss)	$(9.2)	$4.0	NM
Mead C&OP pre-acquisition operating income (loss) (C)	—	(1.8)	100%
Pro forma adjustments (C)	—	(1.0)	100%
Pro forma operating income (loss)	(9.2)	1.2	NM
Mead C&OP parent allocation expenses, net	—	4.7	(100)%
Integration charges	1.2	—	NM
Restructuring charges	9.7	6.6	47%
Adjusted operating income from continuing operations	1.7	12.5	(86)%
Depreciation	9.9	10.4	(5)%
Amortization of intangibles	6.6	6.5	2%
Stock-based compensation expense	2.3	2.5	(8)%
Joint venture income	1.3	1.5	(13)%
Adjusted supplemental EBITDA from continuing operations	21.8	33.4	(35)%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	6.2%	8.4%

Notes for Reported and Pro Forma Consolidated Statements of Continuing Operations and Reconciliation of Adjusted Reported and Pro Forma Results

A.
The unaudited pro forma financial information presents the combined results of the Company and the Mead C&OP business for the periods presented as though the companies had been combined as of January 1, 2011, but the Company cautions that the unaudited pro forma financial information is not indicative of the actual results of operations that would have been achieved if the transaction had taken place at the beginning of 2011 and do not purport to project the future operating results of the combined company. Refer to the 8-K furnished to the SEC on August 9, 2012 for a reconciliation of pro forma results to GAAP for the periods of January 1, 2011 through June 30, 2012.

B.
“Adjusted” results exclude all unusual tax items, restructuring, integration and transaction charges and Mead C&OP parent allocations, net, including interest, which will not continue as part of the combined ACCO Brands in order to provide a comparison of underlying results of operations.

1.	Represents the adjustment related to Mead C&OP parent allocations, net, and integration and transaction charges.

2.	Represents restructuring costs.

3.	Represents the adjustments related to Mead C&OP net interest expense and accelerated debt origination amortization costs resulting from bank debt repayments.

4.
The company had incurred significant operating losses in several jurisdictions in prior periods. In accordance with GAAP, tax valuation allowances had been recorded on certain of the company's deferred tax assets. As a result, the operating results in these locations have recorded no tax benefit or expense, which results in a high effective tax rate for the prior-year period. Assuming all the locations become profitable in the future and valuation allowances were reversed, the Company's effective tax rate would approximate 30% in 2012 and 35% in 2013. This estimated long-term rate will be subject to variations from the mix of earnings in the Company's operating jurisdictions.

C.
Refer to the Form 8-K furnished to the SEC on August 9, 2012 for details on Mead C&OP pre-acquisition operating income and pro forma adjustments for the periods of January 1, 2011 through June 30, 2012.

ACCO Brands Corporation
Reported and Pro Forma Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions of dollars)

	2013					2012					Changes
										Pro Forma
					Adjusted				Pro Forma	Adjusted
		Reported		Adjusted	Operating		Pro Forma		Adjusted	Operating			Adjusted	Adjusted
		Operating	Adjusted	Operating	Income	Pro Forma	Operating	Adjusted	Operating	Income	Net Sales	Net Sales	Operating	Operating	Margin
	Net Sales	Income	Charges	Income (A)	Margin (A)	Net Sales	Income	Charges	Income (A)	Margin (A)	$	%	Income $	Income %	Points
Q1:
ACCO Brands North America	$189.0	$(8.2)	$5.7	$(2.5)	(1.3)%	$215.5	$(2.1)	$3.8	$1.7	0.8%	$(26.5)	(12)%	$(4.2)	NM	(210)
ACCO Brands International	126.2	4.0	4.6	8.6	6.8%	140.1	7.4	2.8	10.2	7.3%	(13.9)	(10)%	(1.6)	(16)%	(50)
Computer Products	36.8	2.8	0.6	3.4	9.2%	41.6	7.5	—	7.5	18.0%	(4.8)	(12)%	(4.1)	(55)%	(880)
Corporate	—	(7.8)	—	(7.8)		—	(11.6)	4.7	(6.9)		—		(0.9)
Total	$352.0	$(9.2)	$10.9	$1.7	0.5%	$397.2	$1.2	$11.3	$12.5	3.1%	$(45.2)	(11)%	$(10.8)	(86)%	(260)

						$303.7	$19.9	$14.8	$34.7	11.4%
						118.2	7.4	0.6	8.0	6.8%
						45.0	10.0	—	10.0	22.2%
						—	(8.9)	1.6	(7.3)
						$466.9	$28.4	$17.0	$45.4	9.7%

						$321.4	$40.0	$2.6	$42.6	13.3%
						139.4	14.7	0.9	15.6	11.2%
						40.4	7.7	0.3	8.0	19.8%
						—	(6.0)	1.6	(4.4)
						$501.2	$56.4	$5.4	$61.8	12.3%

						$290.3	$36.1	$6.1	$42.2	14.5%
						187.3	30.1	0.1	30.2	16.1%
						52.1	10.7	—	10.7	20.5%
						—	(9.6)	1.0	(8.6)
						$529.7	$67.3	$7.2	$74.5	14.1%

Full Year:
ACCO Brands North America	$189.0	$(8.2)	$5.7	$(2.5)	(1.3)%	$1,130.9	$93.9	$27.3	$121.2	10.7%
ACCO Brands International	126.2	4.0	4.6	8.6	6.8%	585.0	59.6	4.4	64.0	10.9%
Computer Products	36.8	2.8	0.6	3.4	9.2%	179.1	35.9	0.3	36.2	20.2%
Corporate	—	(7.8)	—	(7.8)		—	(36.1)	8.9	(27.2)
Total	$352.0	$(9.2)	$10.9	$1.7	0.5%	$1,895.0	$153.3	$40.9	$194.2	10.2%

(A) Adjusted results exclude restructuring charges and transaction and integration expenses, MWV parent allocations (which will not continue in the ongoing entity and include LIFO expense in cost of products sold and corporate costs.

ACCO Brands Corporation
Pro Forma Supplemental Net Sales Growth Analysis
(Unaudited)

	Percent Change - Sales
	Net		Comparable
	Sales	Currency	Sales
	Growth	Translation	Growth	Price	Volume/Mix
Q1 2013:
ACCO Brands North America	(12.3)%	(0.1)%	(12.2)%	1.2%	(13.4)%
ACCO Brands International	(9.9)%	(4.1)%	(5.8)%	0.5%	(6.3)%
Computer Products	(11.5)%	—%	(11.5)%	(3.6)%	(7.9)%
Total	(11.4)%	(1.5)%	(9.9)%	0.5%	(10.4)%